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Exhibit 10.4
                                  VITALCOM INC.

                        STOCK OPTION AMENDMENT AGREEMENT


This Agreement is made this 20th day of February, 1997, by and between VitalCom Inc. (the "Company") and David L. Schlotterbeck (the "Optionee").

     WHEREAS: the Company granted the Optionee options on September 20, 1995 and November 3, 1995 to purchase 242,958 and 59,052 shares, respectively, of the common stock of the Company under the Company's 1993 Stock Option Plan ("the Plan");

     WHEREAS: The Optionee ceased to be an employee of the Company as of January 1, 1997;

     WHEREAS: Optionee will remain a director of the Company and the Company will nominate the Optionee to be a director of the Company at the next annual meeting of the Company's shareholders; and

     WHEREAS: the Company and the Optionee desire to cancel the Option as to all shares that were not vested as of January 1, 1997 (the "Unvested Shares") in the amount of 169,900 shares;

     NOW THEREFORE: the Optionee and the Company agree that the Option is hereby canceled, and shall be of no further force or effect, as to the Unvested Shares.

IN WITNESS WHEREOF, this Agreement has been entered into as of the date first set forth above.

VITALCOM INC.                            OPTIONEE


By: /s/ Donald W. Judson               /s/ David L. Schlotterbeck
    ----------------------             --------------------------
    Donald W. Judson                   David L. Schlotterbeck
    President & CEO
    Chairman of the Board

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